AMENDMENT TO THE
PARTICIPATION AGREEMENT AMONG
GOLDMAN SACHS VARIABLE INSURANCE TRUST,
GOLDMAN, SACHS & CO.,
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY &
LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT is made and entered into as of the 10th day of October, 2011, by and among GOLDMAN SACHS VARIABLE INSURANCE TRUST,  (the “Trust”), GOLDMAN, SACHS & CO., (the “Distributor”), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, and LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK, (collectively, the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein.

WITNESSETH:

WHEREAS, Trust and Distributor have entered into an Participation Agreement with the Company, dated December 1, 2008 (the "Agreement"), which is incorporated herein by reference;

WHEREAS, Article XI of said Agreement provides that the Agreement may only be amended by written agreement signed by all of the parties; and

WHEREAS, Trust, Distributor and Company desire to amend Schedule 1A and Schedule 1B of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be further amended as follows:

1.  Schedule 1A is hereby deleted in its entirety and replaced with the attached Schedule 1A.

2. Schedule 1B is hereby deleted in its entirety and replaced with the attached Schedule 1B.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.
GOLDMAN SACHS VARIABLE INSURANCE TRUST

Date:  9/26/11                                                                By: /s/ James McNamara
Name:  James McNamara
Title:  Managing Director
GOLDMAN, SACHS & CO.

Date:  9/26/11                                                                By: /s/ James McNamara
Name:  James McNamara
                                                      Title:  Managing Director

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Date:  9/27/11                                                                By:  /s/ Daniel R. Hayes
Name: Daniel R. Hayes
Title: Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Date: 9/27/11                                                                By:  /s/ Daniel R. Hayes
Name: Daniel R. Hayes
Title: Vice President

Schedule 1A

Separate Accounts of the Company Registered
Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Lincoln Life Variable Annuity Account N	November 3, 1997	811-08517	Variable Annuity

Lincoln Life Flexible Premium Variable Life Account JF-A	August 20, 1984	811-04160	Variable Universal Life

Lincoln Life Flexible Premium Variable Life Account JF-C	August 4, 1993	811-08230	Variable Universal Life

Lincoln Life Variable Annuity Account JF-I	November 18, 1999	811-09779	Variable Annuity

Lincoln Life Variable Annuity Account JF-II	January 24, 1994	811-08374	Variable Annuity

Lincoln New York Account N for Variable Annuities	April 2, 2007	811-09763	Variable Annuity

Lincoln Life Flexible Premium Variable Life Account S	November 2, 1998	811-09241	Variable Universal Life

LLANY Separate Account S for Flexible Premium Variable Life	March 2, 1999	811-09257	Variable Universal Life

Schedule 1B

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds/Share Classes	1933 Act Registration Number	Type of Product Supported by Account
Lincoln ChoicePlus Assurance (A Class)	All Series of Goldman Sachs VIT Funds/Service Class	333-138190	Variable Annuity

Lincoln ChoicePlus Assurance (B Class)	All Series of Goldman Sachs VIT Funds/Service Class	333-149434	Variable Annuity

Lincoln Ensemble III VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144272	Variable Universal Life

Lincoln Ensemble Accumulator VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144271	Variable Universal Life
Lincoln Ensemble Protector VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144269	Variable Universal Life

Lincoln Ensemble II VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144274	Variable Universal Life

Lincoln Ensemble Exec VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144273	Variable Universal Life

Lincoln Ensemble Exec VUL 2006	All Series of Goldman Sachs VIT Funds/Service Class / Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144268	Variable Universal Life

Lincoln Ensemble SVUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144270	Survivorship Variable Universal Life

Pilot Classic Variable Annuity	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144276	Variable Annuity

Pilot Elite Variable Annuity	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144277	Variable Annuity

Allegiance Variable Annuity	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144278	Variable Annuity

Lincoln ChoicePlus Assurance (A Class) (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-145531	Variable Annuity

Lincoln ChoicePlus Assurance (B Class) (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-149449	Variable Annuity

CVUL/CVUL Series III CVUL Series III ES	All Series of Goldman Sachs VIT Funds/Service Class	333-72875	Variable Universal Life

LCV4 ES	All Series of Goldman Sachs VIT Funds/Service Class	333-104719	Variable Universal Life

LCV5 ES/LCC VUL	All Series of Goldman Sachs VIT Funds/Service Class	333-125790	Variable Universal Life

CVUL Series III ES (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-141777	Variable Universal Life

LCV4 ES (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-141773	Variable Universal Life

LCV5 ES/LCC VUL (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-141769	Variable Universal Life

Lincoln ChoicePlus Fusion	All Series of Goldman Sachs VIT Funds/Service Class	333-174367	Variable Annuity

Lincoln ChoicePlus Fusion (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-176213	Variable Annuity